Exhibit 99.1

LIFECORE BIOMEDICAL REPORTS RESULTS FOR THIRD QUARTER ENDED MARCH 31, 2004

CHASKA, MN. — April 13, 2004 — LIFECORE BIOMEDICAL, INC. (Nasdaq: LCBM) today reported record net sales of $12.5 million in the third quarter ended March 31, 2004, an increase of six percent over net sales of $11.8 million in the third quarter of fiscal year 2003. Favorable foreign currency translation comparisons increased quarterly sales by $302,000.

A net loss of $49,000, or $.00 per share, was posted for the quarter compared to net income of $947,000, or $.07 per share, in the quarter ended March 31, 2003. Included in the current third quarter results are one-time restructuring charges of $940,000, or $.07 per share, for severance expenses and costs related to a workforce reduction of approximately 10%. Excluding these charges, pro-forma net income of $891,000, or $.07 per share on a diluted basis, would have been reported for the current quarter (see Disclosure of Pro-Forma Information section later in this press release).

Sales for the first nine months of fiscal year 2004 were $34.0 million, an increase of 10% over the $31.1 million reported for the first nine months of fiscal year 2003. Favorable foreign currency translation comparisons increased sales for the first nine months by $854,000.

A net loss of $295,000, or $.02 per share, was reported for the nine months ended March 31, 2004 compared to net income of $213,000, or $.02 per share, for the nine months ended March 31, 2003. Included in the nine month results are one-time restructuring charges of $940,000, or $.07 per share on a diluted basis, for severance expenses and costs related to a workforce reduction of approximately 10%. Excluding these charges, pro-forma net income of $645,000, or $.05 per share on a diluted basis, would have been reported for the first nine months of fiscal year 2004 (see Disclosure of Pro-Forma Information section later in this press release).

Dennis J. Allingham, President and CEO, commented, “We are pleased with the third quarter results with the one-time charges excluded. Sales for the quarter were at a record level and pro-forma profits exceeded the previously issued quarterly guidance. The workforce reduction was implemented to bolster profitability on a going-forward basis, while aligning resources for future revenue growth. These actions position the Company to focus upon growth opportunities and to leverage operations for enhanced profitability.”

Mr. Allingham added, “We continue to work toward resolution of the matters surrounding the Company’s adhesion prevention product, but have nothing further to report at this time.”

The Company reported positive cash flow from operations of $3.5 million for the nine months ended March 31, 2004, resulting in a cash balance of $7.6 million.

Hyaluronan Division

Net sales from the Hyaluronan Division for the third quarter were $4.5 million; comparable to the net sales reported in the same quarter a year ago. Sales in the veterinary and ophthalmic segments increased in the current quarter with a decline in gynecological sales. Net sales for the first nine months in fiscal year 2004 were $11.6 million compared to $11.7 million in the comparable period last year. Increases were reflected in the veterinary and ophthalmic segments offset by a decrease in gynecologic sales.

The business unit reported an operating loss of $233,000 for the third quarter compared to operating income of $595,000 in the third quarter of fiscal year 2003. An operating loss of $869,000 was reported for the nine month period compared to operating income of $732,000 in the same period last year. Included in the current periods are one-time restructuring charges of $523,000. The operating losses in the current fiscal year also reflect unused manufacturing capacity charges and increased regulatory expenses associated with the withdrawal of the Company’s adhesion prevention product from the gynecologic market.

Oral Restorative Division

Net sales from the Oral Restorative Division for the third quarter were a record $8.1 million; an increase of 11% from the $7.3 million recorded in the third quarter last year. Net sales for the first nine months in fiscal year 2004 were $22.5 million compared to $19.4 million in the comparable period last year; an increase of 16% attributed to higher international and domestic sales. Favorable foreign currency translation comparisons increased sales by $302,000 and $854,000 for the quarterly and nine month periods, respectively.

The business unit reported operating income of $145,000 for the third quarter compared to operating income of $377,000 in the third quarter of fiscal year 2003. Operating income of $425,000 was reported for the nine month period compared to an operating loss of $177,000 in the same period last year. Included in the current periods are one-time restructuring charges of $417,000. Operating results continue to reflect the favorable impact of the leverage afforded by increased sales levels.

Outlook

Looking ahead, Mr. Allingham said the Company now expects fourth quarter sales in the range of $11.5 to $12.0 million and earnings per share of $.04 to $.07.

Disclosure of Pro-Forma Information

Lifecore reports its financial results in accordance with generally accepted accounting principles (“GAAP”) and additionally on a non-GAAP basis referred to as pro-forma. These pro-forma measures are not in accordance with, nor are they a substitute for, GAAP measures and may not be consistent with the presentation used by other companies. Lifecore uses the pro-forma financial measures to evaluate and manage the Company’s operations. Lifecore is providing this information to investors and analysts to facilitate performance of additional financial analysis, because it is consistent with financial models and estimates published by securities analysts who follow the Company, and because Lifecore’s management also evaluates the Company’s performance on this basis. See the attached reconciliation of pro-forma net earnings, which quantifies the amount excluded from pro-forma basis results.

Conference Call

As previously announced, the Company will host a conference call today at 3:45 p.m. Central Time to discuss third quarter results. A live web cast of the call is available through the Company’s website at www.lifecore.com; select WEBCASTS from the pull-down menu and follow the instructions for participation. A replay of the web cast will be available at the same location until April 19, 2004. To select the archived replay, select AUDIO ARCHIVES from the INVESTOR INFO & RESEARCH tools menu at the right side of the screen. The conference call will also be available at www.streetfusion.com.

The conference call may include forward-looking statements. See the cautionary information about such statements in the “Safe-Harbor Statement” section below.

Safe-Harbor Statement

Certain statements in this release regarding Lifecore’s anticipated future sales and financial results are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Numerous risks and uncertainties may affect whether such results are actually achieved. These include the likelihood and timing of the return of the Company’s adhesion prevention product to the market, the timing of orders from customers, continued market acceptance of the Company’s products, timing of regulatory approvals, success of new product development efforts, and other factors. These risks and uncertainties are more fully described in the Company’s Annual Report on Form 10-K, including Exhibit 99.1, for the fiscal year ending June 30, 2003, and other, more recent filings. Actual results may differ materially from anticipated results.

About Lifecore Biomedical

Lifecore Biomedical develops, manufactures, and markets biomaterials and medical devices for use in various surgical markets.

News and general information are available through the Company’s website at www.lifecore.com or by telephone at 952-368-4300.

Contact:

Dennis J. Allingham, President and CEO David M. Noel, Vice President-Finance and CFO

Lifecore Biomedical, Inc.
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended			Nine Months Ended
	March 31,			March 31,
	2004		2003	2004		2003
Net sales	$12,537,000		$11,833,000	$34,042,000		$31,067,000
Cost of goods sold	5,585,000		5,413,000	15,217,000		14,487,000

Gross profit	6,952,000		6,420,000	18,825,000		16,580,000

Operating expenses
Research and development	1,032,000		890,000	3,536,000		2,858,000
Marketing and sales	3,555,000		3,154,000	10,029,000		9,059,000
General and administrative	1,513,000		1,404,000	4,764,000		4,108,000
Restructuring charges	940,000	*	—	940,000	*	—

	7,040,000		5,448,000	19,269,000		16,025,000

Operating income (loss)	(88,000)		972,000	(444,000)		555,000

Other income (expense)
Interest income	32,000		3,000	44,000		38,000
Interest expense	(173,000)		(163,000)	(482,000)		(591,000)
Currency transaction gains	193,000		135,000	591,000		234,000
Other	(13,000)		—	(4,000)		(23,000)

	39,000		(25,000)	149,000		(342,000)

Net income (loss)	$(49,000)	*	$947,000	$(295,000)	*	$213,000

Net income (loss) per share
Basic	$(0.00)	*	$0.07	$(0.02)	*	$0.02

Diluted	$(0.00)	*	$0.07	$(0.02)	*	$0.02

Weighted average shares outstanding
Basic	12,898,331		12,885,206	12,892,822		12,880,683

Diluted	12,898,331		12,962,378	12,892,822		12,965,972

*	- Net income (loss) was reduced by restructuring charges of $940,000 or $.07 per share.

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Lifecore Biomedical, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

	March 31,	June 30,
	2004	2003
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$7,593,000	$4,211,000
Accounts receivable	7,518,000	7,795,000
Inventories	9,641,000	9,728,000
Prepaid expense	677,000	766,000

Total current assets	25,429,000	22,500,000

PROPERTY, PLANT AND EQUIPMENT, NET	23,429,000	24,912,000
LONG-TERM INVENTORY	4,253,000	4,639,000
OTHER ASSETS	5,921,000	6,301,000

	$59,032,000	$58,352,000

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities	$5,398,000	$3,989,000
Long-term obligations	5,878,000	5,969,000
Shareholders’ equity	47,756,000	48,394,000

	$59,032,000	$58,352,000

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Lifecore Biomedical, Inc.
Pro-Forma Net Income (Loss) Information
(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2004	2003	2004	2003
Pro forma net income (loss), excluding restructuring charges:

Net income (loss), as reported	$(49,000)	$947,000	$(295,000)	$213,000

Add: Restructuring charges	940,000	—	940,000	—

Pro forma net income	$891,000	$947,000	$645,000	$213,000

Pro forma net income per share
Basic	$0.07	$0.07	$0.05	$0.02

Diluted	$0.07	$0.07	$0.05	$0.02

Weighted average shares outstanding
Basic	12,898,331	12,885,206	12,892,822	12,880,683

Diluted	12,978,512	12,962,378	12,941,698	12,965,972

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Lifecore Biomedical, Inc.
Divisional Statements of Operations
Three Months Ended March 31,
(Unaudited)

	Hyaluronan Division		Oral Restorative Division		Consolidated
	2004	2003	2004	2003	2004	2003
Net sales	$4,475,000	$4,547,000	$8,062,000	$7,286,000	$12,537,000	$11,833,000
Cost of goods sold	2,715,000	2,619,000	2,870,000	2,794,000	5,585,000	5,413,000

Gross profit	1,760,000	1,928,000	5,192,000	4,492,000	6,952,000	6,420,000

Operating expenses
Research and development	761,000	668,000	271,000	222,000	1,032,000	890,000
Marketing and sales	133,000	164,000	3,422,000	2,990,000	3,555,000	3,154,000
General and administrative	576,000	501,000	937,000	903,000	1,513,000	1,404,000
Restructuring charges	523,000	—	417,000	—	940,000	—

	1,993,000	1,333,000	5,047,000	4,115,000	7,040,000	5,448,000

Operating income (loss)	$(233,000)	$595,000	$145,000	$377,000	$(88,000)	$972,000

Lifecore Biomedical, Inc.
Divisional Statements of Operations
Nine Months Ended March 31,
(Unaudited)

	Hyaluronan Division		Oral Restorative Division		Consolidated
	2004	2003	2004	2003	2004	2003
Net sales	$11,578,000	$11,656,000	$22,464,000	$19,411,000	$34,042,000	$31,067,000
Cost of goods sold	6,987,000	6,707,000	8,230,000	7,780,000	15,217,000	14,487,000

Gross profit	4,591,000	4,949,000	14,234,000	11,631,000	18,825,000	16,580,000

Operating expenses
Research and development	2,755,000	2,171,000	781,000	687,000	3,536,000	2,858,000
Marketing and sales	396,000	517,000	9,633,000	8,542,000	10,029,000	9,059,000
General and administrative	1,786,000	1,529,000	2,978,000	2,579,000	4,764,000	4,108,000
Restructuring charges	523,000	—	417,000	—	940,000	—

	5,460,000	4,217,000	13,809,000	11,808,000	19,269,000	16,025,000

Operating income (loss)	$(869,000)	$732,000	$425,000	$(177,000)	$(444,000)	$555,000

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